                                                                       EXHIBIT 2

                            PARTICIPATION AGREEMENT

     This Participation Agreement dated as of November 3, 1997 (the "Agreement")
                                                                     ---------
by and between Desktop Data, Inc., a Delaware corporation ("Desktop"), and the
                                                            -------
stockholders who are signatories hereto (the "Major Stockholders") of
                                              ------------------
Individual, Inc., a Delaware corporation ("Individual").  Capitalized terms not
                                           ----------
defined herein have the meanings assigned to them in the Agreement and Plan of Reorganization (the "Merger Agreement") dated the date hereof by and between
                     ----------------
Desktop and Individual.

                                  WITNESSETH:

     WHEREAS, pursuant to the Merger Agreement, Individual has agreed to merge (the "Merger") into Desktop on the terms and conditions set forth therein; and
      ------

     WHEREAS, to induce Desktop to enter into the Merger Agreement, each of the Major Stockholders, as principal stockholders of Individual, has agreed to enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                   COVENANTS

     1.1     Covenants and Agreements. Each of the Major Stockholders hereby
             ------------------------
covenants and agrees with Desktop as follows:

          1.1(a)  Cooperation. It shall cooperate fully with Individual and
                  -----------
Desktop in furnishing any information or performing any action reasonably requested by any such party, which information or action is necessary or appropriate for the efficient and successful consummation of the transactions contemplated by the Merger Agreement or is necessary or appropriate for the corporate purposes of Desktop. It shall use all reasonable efforts to cause the Closing to occur at the earliest practical time.

          1.1(b)  Other Required Information. It shall furnish to Individual and
                  --------------------------
Desktop all information concerning itself and its subsidiaries and affiliates, if applicable, as is required to be set forth in any application or statement to be filed with any Governmental Entity in connection with the transactions contemplated by the Merger Agreement or otherwise.

          1.1(c)  Publicity. Except as otherwise required by applicable law or
                  ---------
stock exchange or securities market regulations, it shall not issue any press release or make any other public statement concerning the Merger without obtaining the prior approval of Desktop to the contents and the manner of presentation and publication thereof.

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                                      -2-

          1.1(d)  Restriction on Sales of Individual Common Stock and Desktop
                  -----------------------------------------------------------
Common Stock. It agrees to comply with the restrictions on transfer of shares of
------------
Individual Common Stock or Desktop Common Stock set forth in that certain Affiliate Agreement of even date herewith.

          1.1(e)  Other Negotiations. It agrees to fully comply with the
                  ------------------
provisions of Section 4.02 of the Merger Agreement.

          1.1(f)  Agreement to Vote Shares. At every meeting of the stockholders
                  ------------------------
of Individual held on or prior to the Expiration Date, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Individual, it shall vote all shares of Individual capital stock owned by it:
(i) in favor of approval and adoption of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger (an "Opposing Proposal"). "Expiration Date" shall
                                -----------------      ---------------
mean the earlier of (i) such time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such time as the Merger Agreement shall have been terminated pursuant to Article VII thereof.

          1.1(g)  Agreement to Grant Proxy. It shall execute and deliver to
                  ------------------------
Desktop within five days of Desktop's written request therefor a valid and binding irrevocable proxy in any form reasonably proposed by Desktop granting Desktop (or its designees) the authority to vote its shares of capital stock of Individual in accordance with and subject to the limitations of Section 1.1(f).

          1.1(h)  No Proxy Solicitations.  Except as required by law, including
                  ----------------------
actions which it determines upon the written advice of legal counsel are required pursuant to its fiduciary duties as a Director (as defined below) under applicable law, it shall not, and will not permit any person under its control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal; or (ii) initiate a stockholders' vote or action by consent of Individual stockholders with respect to an Opposing Proposal.

          1.1(i)  Obligations as Director and/or Officer. If at any time prior
                  --------------------------------------
to the expiration of this Agreement a Major Stockholder, or a representative of a Major Stockholder, is also a member of the Board of Directors of Individual ("Director") or an officer of Individual, nothing in this Agreement shall limit
 ----------
or restrict the Director or officer in acting in his or her capacity as a Director or officer, as the case may be, of Individual and exercising his or her fiduciary duties and responsibilities, it being agreed and understood that this Agreement shall apply to the Major Stockholder solely in its capacity as a shareholder and shall not apply to the Director's or officer's actions, judgments or decisions as a Director or officer of Individual.

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                                      -3-

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     2.1  Representations and Warranties of Major Stockholders.  Each of the
          ----------------------------------------------------
Major Stockholders hereby represents and warrants to Desktop as follows:

          2.1(a) Existence and Power. If the Major Stockholder is a corporation,
                 -------------------
partnership or trust, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          2.1(b)  Authorization; Binding Agreement.  The execution, delivery and
                  --------------------------------
performance by the Major Stockholder, if it is a corporation, partnership or trust, of this Agreement are within its corporate, partnership or trust power and authority and have been duly authorized by all necessary corporate, partnership or trust action on the part of the Major Stockholder. This Agreement has been duly executed and delivered by the Major Stockholder and constitutes a valid and binding agreement of the Major Stockholder, enforceable against the Major Stockholder in accordance with its terms.

          2.1(c)  Governmental Authorization.  The execution, delivery and
                  --------------------------
performance by it of this Agreement does not require any action by or in respect of, or declaration, filing or registration with, any Governmental Entity.

          2.1(d) Non-Contravention. The execution, delivery and performance by
                 -----------------
it of this Agreement does not and will not (i) if it is a corporation, partnership or trust, contravene or conflict with its organizational documents, or (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to it.

          2.1(e) Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against or, to the knowledge of the Major Stockholder, threatened against or affecting, the Major Stockholder or any of its respective properties before any court or arbitrator or any governmental body, agency, official or authority that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Merger Agreement.

          2.1(f)  Finders' Fees.  There is no investment banker, broker, finder
                  -------------
or other intermediary that has been retained by or is authorized to act on behalf of the Major Stockholder who might be entitled to any fee or commission from Desktop, Individual or any of their affiliates upon consummation of the transactions contemplated by this Agreement or the Merger Agreement.

          2.1(g)  Ownership of Stock.  The Major Stockholder is the record and
                  ------------------
beneficial owner of the shares of Individual Common Stock set forth in the Affiliate Agreement, and owns all such shares free and clear of any and all liens, pledges, charges, security interests, restrictions
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                                      -4-

or encumbrances of any kind or any rights of first refusal (other than in favor of Individual), voting trusts, proxies or other arrangements or understandings, whether written or oral, and the Major Stockholder has the sole and exclusive right and power to exercise all voting rights and other rights with respect to such shares.

          2.1(h)  Certain Tax Matters.  The Major Stockholder has no plan or
                  -------------------
intention to engage in a direct or indirect sale, exchange, redemption, disposition or conveyance or any transaction that would have the effect of reducing in any way the Major Stockholder's risk of ownership, including, but not limited to, distributions by a partnership to its partners and by a corporation to its stockholders, of the shares of Desktop Common Stock to be received by the Major Stockholder in the Merger. The Major Stockholder acknowledges that it is giving this representation and covenant to enable Testa, Hurwitz & Thibeault, LLP and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. to opine that the Merger constitutes a reorganization within the meaning of
Section 368 of the Code and further recognizes that significant adverse tax consequences might result if such representation is not true. The Major Stockholder understands and agrees that, in connection with the Merger, the Major Stockholder will be required to restate the foregoing representation on or about the Effective Time of the Merger.

                                  ARTICLE III

                                 MISCELLANEOUS

     3.1     Survival; Termination.
             ---------------------

          3.1(a) All representations and warranties in this Agreement shall survive the Closing. Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement, and the parties may rely on the representations and warranties in this Agreement irrespective of any information obtained by them by any investigation, examination or otherwise.

          3.1(b) The covenants contained in Sections 1.1(a), 1.1(b), 1.1(e), 1.1(f), 1.1(g), 1.1(h) and 1.1(i) (but not any liability for any breach thereof) shall terminate at the Effective Time. All other covenants contained in this Agreement shall survive the Merger.

          3.1(c) This Agreement shall terminate in all respects upon termination of the Merger Agreement (but not any liability for any breach hereof).

     3.2     Specific Performance. Each of the parties to this Agreement
             --------------------
hereby acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement. In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

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                                      -5-

     3.3  Further Assurances.  If at any time after the Effective Time, Desktop
          ------------------
shall consider it advisable that any further conveyance, agreements, documents, instruments and assurances of law or any other things are necessary or desirable to vest, perfect, confirm or record the title to any property, rights, privileges, powers and franchises of Individual, the officers of Individual last in office and such other persons, if any, as the Board of Directors of Individual last in office may authorize shall execute and deliver, upon Desktop's request, any and all proper conveyances, agreements, documents, instruments and assurances of law, and do all things necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in Desktop and otherwise to carry out the provisions of this Agreement.

     3.4  Parties in Interest.  All the terms and provisions of this Agreement
          -------------------
shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto, their permitted successors or assigns, and their respective stockholders any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     3.5  Entire Agreement.  This Agreement and the Merger Agreement (together
          ----------------
with the Exhibits, the Desktop Disclosure Schedule, the Individual Disclosure Schedule and the other documents delivered pursuant thereto) constitute the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     3.6  Amendment or Modification.  At any time before or after the adoption
          -------------------------
of the Agreement by the stockholders of Individual or the approval of the proposals contained in the Proxy Statement by the stockholders of Desktop and Individual, this Agreement may be amended or supplemented by additional agreements, articles or certificates, in writing, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or to modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or to effect or facilitate the filing or recording of the Agreement or the consummation of any of the transactions contemplated hereby or thereby.

     3.7  No Waiver.  The failure of any party hereto to enforce at any time any
          ---------
of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     3.8  Assignability.  This Agreement shall not be assignable by the Major
          -------------
Stockholder, on the one hand, or Desktop, on the other hand, without the prior written consent of Desktop, on the one hand, or the Major Stockholder, on the other hand.
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                                      -6-

     3.9  Headings and Interpretation.  The headings contained in this Agreement
          ---------------------------
are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein", "hereof", "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Unless the context otherwise requires, (i) terms used in the plural include the singular, and vice versa, and (ii) words in the masculine gender include the feminine, and vice versa.

     3.10  Notices.  All notices, requests, claims, demands and other
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communications under this Agreement shall be in writing and shall be deemed to have been duly given when received at the addresses set forth in the Merger Agreement, in the case of Desktop, and the books and records of Individual, in the case of the Major Stockholder, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     3.11  Law Governing.  This Agreement shall be governed by and construed and
           -------------
enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     3.12  Invalidity of Provisions.  Each of the provisions contained in this
           ------------------------
Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

     3.13  Counterparts.  This Agreement may be executed simultaneously in one
           ------------
or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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                                      -7-

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on the date first above written.


                                      DESKTOP DATA, INC.


                                      By: /s/ Donald L. McLagan
                                         ------------------------------------
                                         Name:  Donald L. McLagan
                                         Title: President and Chief Executive
                                                Officer


                                      MAJOR STOCKHOLDERS


                                       /s/ Michael E. Kolowich
                                      -------------------------------



                                      MICROSOFT CORPORATION

                                      By: /s/ Gregory S. Stanger
                                         ----------------------------
                                         Name:  Gregory S. Stanger
                                         Title: Director of Business
                                                Development & Investments



                                      BURR, EGAN, DELEAGE & CO.

                                      By: /s/ Marino R. Polestra
                                         ----------------------------
                                         Name:  Marino R. Polestra
                                         Title: Vice President


                                       /s/ Joseph A. Amram
                                      -------------------------------


                                      KNIGHT-RIDDER INFORMATION, INC.

                                      By: /S/ Jeffrey S. Galt
                                         ----------------------------
                                         Name:  Jeffrey S. Galt
                                         Title: President


                                       /s/ Elon Kohlberg
                                      -------------------------------


                                       /s/ James D. Daniell
                                      -------------------------------


                                       /s/ W.A. Devereaux
                                      -------------------------------


                                       /s/ Robert L. Lentz
                                      -------------------------------


                                       /s/ Gregory S. Stanger
                                      -------------------------------


                                       /s/ Jeffrey S. Galt
                                      -------------------------------


                                       /s/ Marino R. Polestra
                                      -------------------------------